                                                              EXHIBIT 10.33



                                VOTING AGREEMENT


     THIS AGREEMENT is made and entered into as of this _____ day of October, 1996, by and among LASON, INC. (formerly known as Lason Holdings, Inc.), a Delaware Corporation (the "Company"), GOLDER, THOMA, CRESSEY, RAUNER FUND IV, L.P., a Delaware limited partnership ("GTCR"), ROBERT A. YANOVER LIVING TRUST U/A/D MAY 11, 1982, JOSEPH JONATHAN YANOVER AND JENNIFER D. YANOVER IRREVOCABLE TRUST DATED JANUARY 5, 1993, JOSEPH JONATHAN YANOVER AND JENNIFER D. YANOVER IRREVOCABLE TRUST NO. 2 DATED AUGUST 6, 1996 ("JJY & JDY Trust No. 2"), ROBERT A. YANOVER ("Yanover"), ALLEN J. NESBITT LIVING TRUST DATED DECEMBER 7, 1994, JAMES A. NESBITT AND JENNIFER REBECCA NESBITT IRREVOCABLE TRUST EFFECTIVE AS OF JANUARY 1, 1996 FOR THE BENEFIT OF JAMES A. NESBITT, JAMES A. NESBITT AND JENNIFER REBECCA NESBITT IRREVOCABLE TRUST EFFECTIVE AS OF JANUARY 1, 1996 FOR THE BENEFIT OF JENNIFER REBECCA NESBITT, and ALLEN J. NESBITT ("Nesbitt"). All of the foregoing persons and entities except GTCR and the Company are hereinafter collectively referred to as the "Original Executive Group." GTCR, the Original Executive Group and each other person becoming a party hereto are sometimes hereinafter collectively referred to as the "Stockholders," and individually as a "Stockholder." Certain capitalized terms used herein are defined in paragraph 16 hereof.

     WHEREAS, the Stockholders (other than JJY & JDY Trust No. 2) and Richard
C. Kowalski, Donald L. Elland and Gregory P. Carey are parties to that certain Stockholders Agreement, dated as of January 17, 1995 (the "Stockholders Agreement").

     WHEREAS, the Company has filed a Registration Statement on Form S-1 (File No. 333-09799) with the Securities and Exchange Commission relating to an initial public offering (the "Initial Public Offering") of the Company's common stock, par value $.01 per share (the "Common Stock"), under the Securities Act of 1933, as amended (the "Securities Act").

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:


     1. EFFECTIVE DATE. This Agreement shall automatically become effective upon the consummation of the Initial Public Offering. On such date, the Stockholders Agreement shall be null and void in its entirety with this Agreement constituting the entire agreement of the parties with regard to the subject matter hereof. Notwithstanding the foregoing, should the Initial Public Offering not be consummated prior to November 30, 1996, then, and in that event, the Stockholders Agreement shall remain in full force and effect and this Agreement shall be null and void.

     2. BOARD OF DIRECTORS.

     (a) From and after the consummation of the Initial Public Offering and until the provisions of this paragraph 2 cease to be effective, each Stockholder shall vote all of his or its Shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his or its control (whether in the capacity as a stockholder, director, member of a board committee, or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholders meetings), so that:

           (i) The authorized number of directors on the Board of Directors of the Company (the "Board") shall be established at seven directors.

           (ii) The following persons shall be elected to the Board:

                  (A)  two individuals (the "GTCR Directors")
                       designated by GTCR (which individuals initially shall be Bruce V. Rauner and Joseph P. Nolan);

                  (B)  two individuals (the "Original
                       Executive Directors") designated by the holders of at least two-thirds of the Shares held by the Original Executive Group (which individuals initially shall be Robert A. Yanover and Allen J. Nesbitt);

                  (C)  the Company's Chief Executive
                       Officer, ex officio (initially Gary L. Monroe); and

                  (D)  two individuals (the "Outside
                       Directors") that are to be mutually agreeable to GTCR and the holders of at least two-thirds of the Shares held by the Original Executive Group. Such persons are not to be members of the Company's management or employees or officers of the Company or a Subsidiary.
                       By the execution of this Agreement the parties acknowledge that, unless he is removed pursuant to the provisions of paragraph 1(a)(iv), one of the two Outside Directors shall initially be DONALD L. GLEKLEN, and Mr. Gleklen shall be one of the members of the class of directors whose term expires in 1999.

        (iii) In the event that GTCR and the Original Executive Group cannot agree on the designation of one or more of the Outside Directors, each of GTCR and the Original Executive Group (determined by the vote of two-thirds of the Shares held by the Original Executive Group) shall have the right to nominate that number of Outside Directors for election by all of the stockholders of the Company at the next regularly scheduled meeting of the stockholders or at a special meeting of the stockholders called for the purpose of electing directors equal to the number of Outside Directors upon which GTCR and the Original Executive Group cannot agree. All such candidates shall be presented to the stockholders without any special designation whatsoever (e.g., "management nominee"; "GTCR nominee"; or the like). The candidate(s) receiving the most votes of all of the stockholders with respect to such directorship(s) shall be elected in accordance with the Company's bylaws and applicable law, it being understood that this Agreement shall have no effect on how any Shares are voted with respect to the election of such Outside Directors.

        (iv) Removal from the Board (with or without cause) of any representative designated hereunder by GTCR under clause (ii)(A) above or by the Original Executive Group under clause (ii)(B) above shall be at GTCR's and at the holders of two-thirds of the Shares held by the Original Executive Group's written request, respectively, but only upon such written request and under no other circumstances.

        (v) In the event that any representative designated hereunder by GTCR under clause (ii)(A) above, by the Original Executive Group under clause
(ii)(B) above, or by GTCR and the Original Executive Group under clause (II)(D) above for any reason ceases to serve as a member of the Board of the Company or during his term of office, the resulting vacancy on the Board of the Company shall be filled by a representative designated by GTCR, by the Original Executive Group, or by GTCR and the Original Executive Group, respectively, as provided hereunder.

        (vi) The composition of the Board of Directors of Lason Systems, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Company ("Systems"), and of any other direct or indirect Subsidiary of the Company constituting at least a majority of the assets, income or investment of the Company and its Subsidiaries as a whole (Systems and such Subsidiaries are sometimes referred to as "Significant Subsidiaries"), shall be the same as that of the Board.

        (vii) The rights of the parties hereto shall terminate when either GTCR and their transferees who become parties to this Agreement or the Original Executive Group and their transferees who become parties to this Agreement hold in the aggregate less than 15% of the Common Stock on a fully diluted basis. It being understood that if GTCR distributes Shares to its partners or their designees, such Shares shall not be counted in determining the shares of Common Stock held by GTCR and their transferees who become parties to this Agreement.


        (viii) If any party fails to designate a representative to fill a directorship pursuant to the terms of this paragraph 2, the election of a person to such directorship shall be accomplished in accordance with the Company's articles of incorporation and bylaws and applicable law.

        (ix) Each of GTCR and the Original Executive Group shall cause the respective directors designated by each of them to enter into a confidentiality agreement with the Company containing substantially the terms set forth in paragraph 3 hereof, prior to or concurrent with such director's election to the Board.

        (x) Any committees of the Board or the Board of Directors of any Significant Subsidiary are to be created and the members thereof selected only upon approval of at least one of the GTCR Directors and one of the Original Executive Directors.

        (xi) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board, the Board of Directors of any Subsidiary set forth in clause subparagraph (ii) above and any committees thereof.

        3. CONFIDENTIAL INFORMATION.

        (a) Yanover and Nesbitt (the "Designated Executives") each acknowledge that the confidential or proprietary information, observations and data obtained by him while employed by the Company and/or Systems, prior to the date of this Agreement concerning the business or affairs of the Company, Systems or any other Subsidiary of the Company or Systems ("Confidential Information") are the property of the Company or such Subsidiary. Therefore, each of the Designated Executives, agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board of the Company, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of his acts or omissions to act. Each of the Designated Executives shall deliver to the Company or Systems at the termination of his employment contract, or at any other time that the Company or Systems may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, work product or the business of the Company, Systems, or any Subsidiary of the Company or Systems which he may then possess or have under his control.

        (b) GTCR acknowledges that the confidential or proprietary information, observations, and data obtained by it concerning the business or affairs of the Company, Systems, or any other Subsidiary of the Company or Systems are the property of the Company or such Subsidiary. Therefore, GTCR agrees that it shall not disclose to any unauthorized person any such information, observations or data without the prior written consent of the Company, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of GTCR's acts or omissions to act. GTCR shall deliver to the Company, at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, and other documents and data (and copies thereof) relating to such information, observations and data or the business of the Company, Systems or any other Subsidiary of the Company or Systems which it may then possess or have under its control.

        4.   NON-COMPETE; NON-SOLICITATION:

        (a) Each of the Designated Executives acknowledges that in the course of his ownership of stock of, and during his employment with, the Company or Systems, he has become familiar, and in the course of this employment with the Company or Systems, he will become familiar with the Company or Systems or any of their Subsidiaries' trade secrets, and with other confidential information concerning the Company and/or its subsidiaries and its predecessors, and that his services have been and will be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, each Designated Executive agrees that, during his term of employment with the Company and its Subsidiaries and for five years thereafter (the "Non-Compete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or any manner engage in, any business competing with the businesses of the Company or its

Subsidiaries as such business exist or are in process on the date of the termination of such Designated Executive's employment, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit a Designated Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as such Designated Executive has no active participation in the business of such corporation.

        (b) During the Non-Compete Period, each Designated Executive shall not directly or indirectly through another entity: (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof; (ii) hire any person who was an employee of the Company or any Subsidiary at any time during such Designated Executive's period of employment with the Company or any Subsidiaries, or; (iii) induce or attempt to induce any customer, supplier, licensee, or another business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee, or business relation and the Company and any Subsidiary.

        (c) If, at the time of enforcement of this paragraph 4, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable, invalid, illegal or unenforceable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable, valid, legal and enforceable under such circumstances shall be substituted for the stated duration, scope or area, and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted.

        (d) In the event of a breach or a threatened breach by any Designated Executive of any of the provisions of this paragraph 4, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

        5. LEGEND. Each certificate evidencing voting capital stock of the Company owned by a party hereto and each certificate issued in exchange for or upon the transfer of any such securities (if, and only if, such shares remain subject to the terms of this Agreement after such transfer pursuant to the terms and conditions hereof) shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "The securities represented by this certificate are subject to a Voting Agreement dated as of October __, 1996, among the issuer of such securities (the "Company") and certain of its stockholders. A copy of such Voting Agreement will be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Shares outstanding on the date hereof. The legend set forth above shall be removed by the Company or its transfer agent upon instruction from the Company from the certificates evidencing any Shares which cease to be Shares in accordance with the terms hereof or at such time as the provisions of paragraph 2 hereof cease to be effective.

        6. TRANSFER. Prior to transferring any Shares (other than in an Individual Sale, a Sale of the Company or a distribution by GTCR of Shares to its partners or their designees), the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement.

        7. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved by each of: (i) the Company; (ii) GTCR; and
(iii) the holders of two-thirds of the Shares held by the Original Executive Group. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

        8. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        9. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete Agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral which may be related to the subject matter hereof in any way. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforced by the Company and successors and assigns and the Stockholders and subsequent holders of Shares and the respective successors and assigns of each of them so long as they hold Shares.

        10. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind the Company, the Stockholders and the respective successors and assigns of each of them.

        11. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same Agreement.

        12. REMEDIES. The Company and the Stockholders shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or an Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction, for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

        13. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent via facsimile, mailed first class mail (postage pre-paid) or sent by reputable over-night courier service (charges pre-paid) to the Company, to GTCR and to the Original Executive Group at their respective addresses set forth below or to the attention of such other person as the recipient party has specified by prior written notice to the sending parties. Notices will be deemed to have been given hereunder when delivered personally, upon transmitting a facsimile, three days after deposit in the U.S. Mail and one day after deposit with a reputable overnight courier service. Notices shall be sent to the following addresses:



IF TO THE COMPANY:                 Lason, Inc.
                                   1305 Stephenson Highway
                                   Troy, Michigan  48083
                                   Attn:  Chief Executive Officer


WITH A COPY TO:                    Golder, Thoma, Cressey, Rauner, Fund IV, L.P.
                                   c/o Golder, Thoma, Cressey, Rauner, Inc.
                                   6100 Sears Tower
                                   Chicago, Illinois  60606-6402
                                   Attn:    Bruce V. Rauner
                                            Joseph P. Nolan


IF TO ORIGINAL EXECUTIVE GROUP:    133 Quayside Drive
                                   Jupiter, Florida  33477
                                   Attn:  Robert A. Yanover


     In each case, copies should be sent to the following (which copies shall not constitute notice):

                                   Kirkland & Ellis
                                   200 East Randolph Drive
                                   Chicago, Illinois  60601
                                   Attn:  H. Kurt von Moltke, Esq.
     and

                                   Seyburn, Kahn, Ginn, Bess, Deitch
                                   and Serlin, P.C.
                                   2000 Town Center, Suite 1500
                                   Southfield, Michigan  48075
                                   Attn:  Laurence B. Deitch, Esq.

        14. GOVERNING LAW. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and Stockholders. All of the questions concerning the construction, validity, and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts of Michigan.

        15. DESCRIPTIVE HEADINGS. Descriptive headings of this Agreement are inserted for convenience only do not constitute part of this Agreement.

        16. DEFINITIONS.

        "Affiliate" of a Person means any other Person, entity or investment fund controlling, controlled by or under common control with such Person and any partner of such Person which is a partnership or, in the case of a trust, the trustee or any beneficiary of such trust.

        "Family Group" of a Stockholder which is an individual means such Stockholder's spouse and descendants (whether natural or adopted) and any trust primarily for the benefit of such Stockholder and/or such Stockholder's spouse and/or descendants.

        "Individual Sale" means either (i) any sale of Shares to the public pursuant to any offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 under the Securities Act or (ii) any sale of Shares made pursuant to a private sale or private placement to any Person other than where such Person or, through a series of one or more transactions, the ultimate recipient of such shares is either an Affiliate or a member of the Family Group of such Person.

        "Person" means an individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof.

        "Sale of the Company" means the sale of the Company pursuant to which such party or parties acquire capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock).

        "Shares" means: (i) any of the Company's capital stock purchased or otherwise acquired by any Stockholder and (ii) any securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

        "Subsidiary" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

                             *    *    *    *    *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                              LASON, INC.



                              By:
                                 --------------------------------
                                 GARY L. MONROE
                              Its:  Chief Executive Officer

                              GOLDER, THOMA, CRESSEY, RAUNER FUND
                              IV, L.P.

                              By:   GTCR IV, L.P.
                              Its:  General Partner

                              By:   GOLDER, THOMA, CRESSEY, RAUNER, INC.
                              Its:  General Partner



                              By:
                                 -------------------------------------
                                 BRUCE V. RAUNER
                              Its:  Principal

                              ROBERT A. YANOVER LIVING TRUST U/A/D
                              MAY 11, 1982



                              By:
                                 -------------------------------------
                                 ROBERT A. YANOVER
                              Its:  Trustee


                              JOSEPH JONATHAN YANOVER AND JENNIFER
                              D. YANOVER IRREVOCABLE TRUST DATED JANUARY
                              5, 1993




                              By:
                                  ------------------------------------
                                  COLIN W. L. ARMSTRONG
                              Its:  Trustee

                                    JOSEPH JONATHAN YANOVER AND JENNIFER
                                    D. YANOVER IRREVOCABLE TRUST NO. 2 DATED
                                    AUGUST 6, 1996


                                    By:
                                       -------------------------------------
                                       COLIN W. L. ARMSTRONG
                                       Its:  Trustee


                                    ALLEN J. NESBITT LIVING TRUST DATED
                                    DECEMBER 7, 1994


                                    By:
                                       -------------------------------------
                                        ALLEN J. NESBITT
                                    Its:  Trustee


                                    JAMES A. NESBITT AND JENNIFER REBECCA
                                    NESBITT IRREVOCABLE TRUST EFFECTIVE AS OF
                                    JANUARY 1, 1996 FOR THE BENEFIT OF JAMES A.
                                    NESBITT


                                    By:
                                       -----------------------------------
                                       ROBERT S. PAVLOCK
                                    Its:  Trustee


                                    JAMES A. NESBITT AND JENNIFER REBECCA
                                    NESBITT IRREVOCABLE TRUST EFFECTIVE AS OF
                                    JANUARY 1, 1996 FOR THE BENEFIT OF JENNIFER
                                    REBECCA NESBITT

                                    By:
                                       -----------------------------------
                                       ROBERT S. PAVLOCK
                                    Its:  Trustee

                                              --------------------------------
                                              ROBERT A. YANOVER


                                              --------------------------------
                                              ALLEN J. NESBITT

                                 ACKNOWLEDGMENT


     The undersigned execute this Voting Agreement for the specific limited purpose of acknowledging their agreement to the terms and conditions of paragraph 1 hereof.

Dated:  October __, 1996
                                             --------------------------------
                                             GREGORY P. CAREY


                                             --------------------------------
                                             RICHARD C. KOWALSKI



                                             --------------------------------
                                             DONALD L. ELLAND